Exhibit 10.4

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT OR LAWS OR UNLESS AN EXEMPTION IS AVAILABLE UNDER SAID ACT OR LAWS.

TRANSFER OF THIS NOTE IS RESTRICTED IN THE MANNER SPECIFIED IN SECTION 2.07 OF THE MORTGAGE.

SKYWEST AIRLINES, INC.,

a Utah corporation

NOTE DUE MARCH 21, 2006, ISSUED IN CONNECTION WITH A LOAN TO SKYWEST AIRLINES, INC. AND SECURED BY FOUR BOMBARDIER REGIONAL JET MODEL CL-600-2B19 AIRCRAFT WITH MANUFACTURER’S SERIAL NUMBER 7799, 7801, 7850 AND 7852 AND INITIALLY BEARING CORRESPONDING UNITED STATES FEDERAL AVIATION ADMINISTRATION REGISTRATION NO. N698BR, N699BR, N709BR AND N710BR AND TWO GENERAL ELECTRIC CF34-3B1 ENGINES ATTACHED TO EACH AIRCRAFT.

No. R-1

US $60,000,000	September 21, 2005

SKYWEST AIRLINES, INC., a Utah corporation (“Borrower”), hereby promises to pay to C.I. T. Leasing Corporation, a Delaware corporation, or its registered transferees, in accordance with that certain Aircraft Mortgage and Security Agreement dated as of September 21, 2005 (the “Mortgage”), the principal sum of SIXTY MILLION AND 00/100 DOLLARS ($60,000,000), to be due and payable on the Final Maturity Date.  Interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until such principal amount is paid in full shall accrue at the Floating Rate as provided for in Sections 2.02 and 2.03 of the Mortgage, and shall be payable in arrears on each Payment Date and on the Final Maturity Date.  A schedule of the Payment Dates is set for on Annex A hereto. Notwithstanding the foregoing, the final payment shall be an amount sufficient to discharge in full the unpaid principal amount, accrued and unpaid interest and all other amounts due and owing to the Note Holder under the Operative Documents.

This Note shall bear interest at the Past Due Rate on any principal hereof, interest and other amounts due hereunder, not paid when due (whether at stated maturity, by acceleration or otherwise), for any period during which the same shall be overdue, payable on demand by the holder hereof given through Security Trustee.  Interest on past-due amounts shall be calculated on the basis of a year of 360 days and the actual days elapsed.  In the event the principal of or interest on this Note or other amount payable hereunder is not paid in full when due (whether at stated maturity, by acceleration or otherwise), the period applicable to the Past Due Rate if and so long as the Applicable Rate for this Note is based on LIBOR shall be either (i) a period commencing on the due date of such principal, interest or other amount and ending on the next succeeding Business Day and thereafter each period commencing on the last day of the preceding period and ending on the next succeeding Business Day, or (ii) such other period or periods (not greater than six months) as the Security Trustee may, at any time and from time to time during the period the same remains past-due, select in its sole discretion for the purpose of determining the Past Due Rate.

Interest shall be calculated as provided for in Sections 2.02 and 2.03 of the Mortgage.  If any sum payable hereunder falls due on a day that is not a Business Day, then such sum shall be payable on the next succeeding Business Day together with interest thereon at the Applicable Rate from and including the scheduled due date to but excluding such next succeeding Business Day; provided, that if such succeeding Business Day falls in the next calendar month, such payment shall be made on the preceding Business Day.

Principal and interest and other amounts due hereon shall be payable in Dollars in immediately available funds prior to 11:15 a.m., New York City time, on the due date thereof, to Security Trustee at it offices, and Security Trustee shall, subject to the terms and conditions of the Mortgage, promptly remit all such amounts so received by it to the Note Holder holding this Note in accordance with the terms of the Mortgage at such account or accounts at such financial institution or institutions as such Note Holder shall have designated to Security Trustee in writing, in immediately available funds, such payment to be made, in the case of any such designated account in New York City, New York prior to 2:00 p.m. New York City time, on the due date thereof.  If Security Trustee, through negligence or willful misconduct, shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, Security Trustee, in its individual capacity and not as trustee, agrees to compensate the Note Holder holding this Note for loss of use of funds in a commercially reasonable manner, and Borrower shall have no liability for, and the Mortgage Estate shall not secure, any such loss or any overdue interest on this Note in connection with any such failure of Security Trustee to timely distribute funds.  All such payments by Borrower and Security Trustee shall be made free and clear of and without reduction for or on account of all wire or other like charges.

The Note Holder holding this Note, by its acceptance hereof, agrees that, except as otherwise expressly provided in the Mortgage, each payment received by it in respect hereof shall be applied, first, to the payment of any amount (other than the principal of or the Breakage Amount (if any) or interest on this Note) due in respect of this Note, second, to the payment of the Breakage Amount, if any, and interest hereon (as well as any interest on overdue principal and, to the extent permitted by law, interest and other amounts payable hereunder) due and payable hereunder, third, to the payment of the principal of this Note then due and fourth, the balance, if any, remaining thereafter, to the payment of the principal of this Note remaining unpaid, in the manner set forth in the “fourth” clause of Section 2.05 of the Mortgage.

This Note is one of the Notes referred to in the Mortgage that have been or are to be issued by Borrower pursuant to the terms of the Mortgage.  Reference is hereby made to the Mortgage and the Operative Documents referred to therein for a statement of the rights and obligations of the Note Holder holding this Note, and the nature and extent of the security for this Note and of the rights and obligations of the other Note Holders, and the nature and extent of the security for the other Notes, to all of which terms and conditions in the Mortgage and such Operative Documents the Note Holder holding this Note agrees by its acceptance hereof.

There shall be maintained a Note Register for the purpose of registering transfers and exchanges of this and other Notes at the offices of the Security Trustee in the manner provided in Section 2.07 of the Mortgage.  Subject to the Operative Documents and the next following paragraphs, this Note or any interest herein may be assigned or transferred, and the Notes are exchangeable for a like aggregate original principal amount of Notes of any authorized denomination, as requested by the Note Holder surrendering the same; provided that no such transfer shall be effective until recorded in the Note Register.

Prior to the due presentment for registration of transfer of this Note, Borrower and Security Trustee may deem and treat the person in whose name this Note is registered on the Note Register as the absolute owner of this Note and the Note Holder for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes whether or not this Note is overdue, and neither Borrower nor Security Trustee shall be affected by notices to the contrary.

This Note is subject to prepayment only as permitted by Sections 2.10 and 2.11 of the Mortgage and such Note Holder, by its acceptance of this Note, agrees to be bound by said provisions.

This Note shall not be secured by or be entitled to any benefit under the Mortgage or be valid or obligatory for any purpose, unless authenticated by the Security Trustee as evidenced by the manual signature of one of its authorized signatories on the certificate below.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned such terms in Appendix A to the Mortgage.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Blank – Signature Page Follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be executed in its corporate name by its officer thereunto duly authorized, as of the day and year first above written.

SKYWEST AIRLINES, INC.,
Borrower

By:	/s/ Michael J. Kraupp
Name:	Michael J. Kraupp
Title:	Vice President Finance and Assistant Treasurer

[Signature page to Note]

ANNEX A

TO

NOTE

SCHEDULED PAYMENT DATES

Payment Date	Principal	Outstanding Principal

21-Oct-2005	$—	$60,000,000.00
21-Nov-2005	$—	$60,000,000.00
21-Dec-2005	$—	$60,000,000.00
21-Jan-2006	$—	$60,000,000.00
21-Feb-2006	$—	$60,000,000.00
21-Mar-2006	$60,000,000.00	$—

RECEIPT

I,                                 , as special counsel to CIT Leasing Corporation, a Delaware corporation (“Lender”), hereby acknowledge receipt of the original Note No. R-1 dated September      , 2005, executed by Borrower in favor of Lender.

September , 2005